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                                                                 EXHIBIT 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the Registration Statement (File Nos. 2-50409 and 811-2464) (the "Registration Statement") of MFS(R) Series Trust IX (the "Trust"), of my opinion dated August 24, 1998, appearing in Post-Effective Amendment No. 35 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on August 27, 1998.

                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
June 26, 2000